UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

CHICAGO BRIDGE & IRON COMPANY N.V.

(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)

Registrant’s telephone number, including area code: 31-23-568-5660

N.A.
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     ☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
1999 Long-Term Incentive Plan
Incentive Compensation Plan

Item 1.01 Entry Into a Material Definitive Agreement.

     At our annual general meeting of shareholders held May 13, 2005 (the “2005 Annual Meeting”), our shareholders approved an amendment (the “1999 LTIP Amendment”) to the Chicago Bridge & Iron 1999 Long-Term Incentive Plan (the “1999 LTIP”) that is sponsored by Chicago Bridge & Iron Company, a subsidiary of the Company. The 1999 LTIP was approved at our 1999 annual general meeting of shareholders (the “1999 Annual Meeting”), and again approved as amended at our December 13, 2000 special meeting of shareholders. The 1999 LTIP Amendment revised and added additional measures for performance goals with regard to performance awards. The performance criteria which the Organization and Compensation Committee (the “Committee”) may designate are operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable as determined either on a Company-wide basis or in respect of any one or more business units. The Committee may apply any one or any fixed combination of these performance measures and use target levels or target growth rates of any of these performance measures. A copy of the 1999 LTIP, as amended, is attached as Exhibit 10.1 hereto.

     Also at the 2005 Annual Meeting, our shareholders approved an amendment (the “Amendment”) to the Chicago Bridge & Iron Company Incentive Compensation Plan (the “Incentive Plan”). The Incentive Plan was approved at our 1999 Annual Meeting. The Amendment includes the revision and addition of measures for performance goals. The performance criteria which the Committee may designate are operating income, earnings (before or after any of interest, taxes, depreciation and amortization), return on net assets, net income (before or after taxes), after-tax return on investment, sales, revenue, earnings per share (excluding special charges, as reported to shareholders), total shareholder return, return on equity, total business return, return on invested capital, operating cash flow, free cash flow, economic value added, new business taken (measured by revenue, net income or operating income), and contract backlog, in each case where applicable as determined either on a Company-wide basis or in respect of any one or more business units. The Committee may apply any one or any fixed combination of these performance measures and use target levels or target growth rates of any of these performance measures. The Amendment also includes revisions and additions to procedures with respect to non-executive officer participants in the Incentive Plan. A copy of the Incentive Plan, as amended, is attached as Exhibit 10.2 hereto.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

10.1	Chicago Bridge & Iron 1999 Long-Term Incentive Plan, as amended

10.2	Chicago Bridge & Iron Company Incentive Compensation Plan, as amended

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
	By:	Chicago Bridge & Iron Company B.V.
	Its:	Managing Director

Date: May 25, 2005	By:	/s/ Gerald M. Glenn

Gerald M. Glenn
Managing Director

INDEX TO EXHIBITS

     Exhibits

10.1	Chicago Bridge & Iron 1999 Long-Term Incentive Plan, as amended

10.2	Chicago Bridge & Iron Company Incentive Compensation Plan, as amended